---------------------------

                                                      NEWS RELEASE

                                                ---------------------------



4625 W. Nevso Drive
Las Vegas, NV  89103
702-253-1333 Telephone
702-253-1122 Fax

                              FOR IMMEDIATE RELEASE

               On Stage Entertainment Sells Surfside Beach Theater

September 15, 2000

On Stage Entertainment, Inc. (ONST.OB; ONSTW.OB)(the "Company") announced today that it's subsidiary, On Stage Theaters Surfside Beach, Inc. ("Legends Surfside"), sold its Legends in Concert Theater in Surfside Beach, South Carolina (the "Theater") to LIC Theatres, LLC for $2.0mm. In connection with the sale of the Theater, Legends Surfside entered into a ten (10) year lease agreement with LIC Theatres, LLC, to ensure that the performances of its Legends in Concert production at the Theater, which is one of the Company's largest revenue sources, will continue for many years to come. The proceeds from the sale of the Theater were given to the Company's first mortgage lender, Imperial Credit Commercial Mortgage Investment Corp. ("ICCMIC"), in accordance with the terms of its partial settlement agreement with ICCMIC.

On Stage Entertainment, Inc. produces and markets theatrical productions and operates live theaters and dinner theaters worldwide.

This document contains certain forward-looking statements that are subject to risks and uncertainties. Forward-looking statements include certain information relating to anticipated acquisitions, as well as other forward-looking statements that may be contained elsewhere in this document. For such statements, On Stage claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including those discussed in the various documents filed by On Stage with the Securities and Exchange Commission.

                                      # # #

For further information, contact:
--------------------------------
Christopher R. Grobl, Esq.
General Counsel
On Stage Entertainment, Inc.
702-253-1333 (tel.)
702-253-1333 (fax)